Exhibit (i)
                      Opinion of Jorden Schulte & Burchette
                   regarding the legality of the securities of
                  the Cappiello-Rushmore Trust being registered




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                           JORDEN SCHULTE & BURCHETTE

                                 Suite 400 East
                       1024 Thomas Jefferson Street, N.W.
                           Washington, D.C. 20007-0805
                                 (202) 965-8100

                                  July 31, 1992


Rushmore Growth and Income Series Trust
4922 Fairmont Avenue
Bethesda, MD 20814

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended, of shares ("Shares") that will be offered and sold by Rushmore Growth and Income Series Trust (the "Trust").

         In rendering our opinion, we have examined such documents, records and matters of law as we deemed necessary for purposes of this opinion. We have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in the certificates delivered to us or written or oral statements made to us. We have also assumed that all documents necessary to authorize and effectuate the change of the name of the Trust to Cappiello-Rushmore Trust have been properly executed, filed and recorded.

         Based upon and subject to the foregoing, it is our opinion that the Shares that will be issued by the Trust when sold will be legally issued, fully paid and nonassessable.

         Our opinion is rendered solely in connection with the Registration Statement on Form N-1A under which the Shares will be registered and may not be relied upon for any other purpose without our written consent. We hereby consent to the use of this opinion as an exhibit to such Registration Statement.

                                               Very truly yours,

                                               /s/Jorden Schulte & Burchette
                                               Jorden Schulte & Burchette